                                                                    Exhibit 10.3

                                                                  EXECUTION COPY

                       SECOND AMENDMENT AND SECOND WAIVER

          SECOND AMENDMENT AND SECOND WAIVER, dated as of May 10, 2005 (this "Amendment"), to and under the Credit Agreement, dated as of June 11, 2003 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among Werner Holding Co. (DE), Inc. (the "Company"), the several lenders from time to time parties to the Credit Agreement (the "Lenders"), Citigroup Global Markets Inc., as syndication agent (in such capacity, the "Syndication Agent"), Citigroup Global Markets Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint bookrunners (in such capacity, the "Arrangers"), and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Syndication Agent, the "Agents").

                                   WITNESSETH:

          WHEREAS, the Company, the Lenders, the Arrangers and the Agents are parties to the Credit Agreement;

          WHEREAS, pursuant to the Waiver and Agreement, dated as of March 31, 2005 (the "Existing Waiver"), to the Credit Agreement, the Lenders agreed to waive during the Waiver Period (as defined in the Existing Waiver) certain Defaults and Events of Default under the Credit Agreement (the "Waived Defaults") in order to afford the Company an opportunity to arrange new financing in part to repay a portion of the Loans;

          WHEREAS the Company has obtained a commitment from Credit Suisse First Boston and Morgan Stanley Senior Funding, Inc., pursuant to a Commitment Letter, dated April 25, 2005 (the "Second Lien Facility Commitment Letter"), to provide a $100,000,000 senior secured second lien facility (the "Second Lien Facility"), the proceeds of which will be applied to, among other things, prepay the Loans as more fully set forth in this Amendment, and the Second Lien Facility shall be secured by a second Lien on the Collateral, junior to the Liens on the Collateral securing the obligations under the Credit Agreement;

          WHEREAS, the Company has requested that the Lenders agree to amend and waive certain provisions of the Credit Agreement, including without limitation, to permit the incurrence of the Indebtedness under, and the Liens securing, the Second Lien Facility, and to waive permanently any uncured Waived Defaults, and the Lenders are agreeable to such request but only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Company, the Lenders, and the Administrative Agent agree as follows:

          SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement.

          SECTION 2. WAIVER. The Lenders hereby waive any Default or Event of Default (a) under Section 10(c) of the Credit Agreement arising solely by reason of the failure of the Company to comply with subsections 9.9 (Debt to EBITDA) and 9.10 (Interest Coverage) of the Credit Agreement for the fiscal period ending on March 31, 2005 or (b) under Section 10(d) of the Credit Agreement arising solely by reason of the failure of the Company to comply with the requirements contained in (i) subsections 8.1(a), 8.2(a) and 8.2(b) of the Credit Agreement to timely deliver financial statements for the fiscal year of the Company ending December 31, 2004 and the required accompanying certificates and letter and (ii) subsection 8.2(e) of the Credit Agreement to timely deliver the management summary for the firscal period ending on March 31, 2005, provided that the waiver set forth in the foregoing clause (ii) is conditioned upon such management summary being delivered on or before May 20, 2005 (as would otherwise be required by the terms of the Credit Agreement).

          SECTION 3. AMENDMENTS AND OTHER AGREEMENTS.

               3.1 Amendment to Subsection 1.1.

               (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of "Applicable Margin", "Asset Sale", "Receivables Facility" and "Receivables Facility Assets" in their entireties and inserting the following new definitions in their appropriate alphabetical order:

               "Applicable Margin": in the case of Alternate Base Rate Loans, 3.00%, and in the case of Eurodollar Loans, 4.00%.

               "Asset Sale": any sale, lease (other than a sublease of real property), sale and leaseback, assignment, conveyance, transfer or other disposition (including through a transaction of merger or consolidation) of property or series of related dispositions of property (excluding dispositions of leasehold interests and any such disposition permitted by subsections 9.5(a), (b), (c), (f), (h) and
          (k)) that yields cash proceeds to Holdings or any of its Subsidiaries.

               "Available Cash": at any time, the cash of Holdings, the Company and its Subsidiaries on deposit in the accounts listed on Schedule I to the Waiver and Agreement, dated as of March 31, 2005, to this Agreement and in such other accounts identified in writing by the Company to the Administrative Agent at least one Business Day prior to depositing any such cash therein.

               "First Lien Indebtedness": at a particular date, the sum of (a) all Indebtedness (other than Indebtedness described in clauses (b), (c) or (f) of the definition of "Indebtedness" included in this subsection 1.1) of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, under (i) this Agreement, (ii) Financing Leases and (iii) the Industrial Revenue Bonds, plus (b) all Receivables Facility Attributed Indebtedness at such date.

               "Second Amendment": the Second Amendment and Second Waiver, dated as of May 10, 2005, to and under this Agreement.

               "Second Amendment Effective Date": the Amendment Effective Date under and as defined in the Second Amendment.

               "Second Lien Facility": the $100,000,000 (plus accretions to principal and paid-in-kind interest) senior secured second lien facility pursuant to the Credit Agreement, dated as of May 10, 2005, among the Company, the lenders from time to time parties thereto and Credit Suisse First Boston, as administrative agent for such lenders, and all other documentation executed in connection therewith, in each case in form and substance reasonably satisfactory to the Required Lenders, in each case as amended, supplemented or otherwise modified from time to time in accordance with subsection 9.19.

               "Intercreditor Agreement": the Intercreditor Agreement, substantially in the form attached as Exhibit A to the Second Amendment, among the Administrative Agent, the administrative agent under the Second Lien Facility and the Credit Parties, which sets forth the relative rights and the Lien priorities of the Lenders and the lenders under the Second Lien Facility.

               "Receivables Facility": the A/R Facility or one or more receivables facilities which may replace such facility which are non-recourse to the Company and its Subsidiaries (except for any Receivables SPV) providing for the sale, encumbrance or other disposition, at any time or from time to time, of all or a portion of the accounts receivable of the Company or any of its Subsidiaries, provided that any refinancing of the A/R Facility shall be on market terms.

               "Receivables Facility Assets": accounts receivable and related ancillary rights, including, without limitation, any security interests or guarantees securing the payment of such receivables, of the Company or any of its Subsidiaries, whether existing on the date hereof or hereafter arising, that are sold, encumbered or disposed of at any time or from time to time in connection with a Receivables Facility, and all cash and non-cash proceeds of any of the foregoing.

               "Total Secured Indebtedness": at a particular date, the sum of
          (a) all Indebtedness (other than Indebtedness described in clauses
          (b), (c) or (f) of the definition of "Indebtedness" included in this subsection 1.1) of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, under (i) this Agreement, and (ii) the Second Lien Facility, plus (b) all Receivables Facility Attributed Indebtedness at such date, less the domestic cash and Cash Equivalent balances without encumbrances (other than liens permitted pursuant to subsection 9.2(f) or subsection 9.2(n)) in excess of $5,000,000 of the Company and the Subsidiary Guarantors at such date.".

               (b) Subsection 1.1 of the Credit Agreement is hereby amended by amending the definition of "Change of Control" by (i) deleting the word "or" immediately before clause (iii) in such definition and inserting in lieu thereof a comma and adding immediately after clause (iii) in such definition "or (iv) a "change of control" or similar event occurs under the Second Lien Facility".

               (c) Subsection 1.1 of the Credit Agreement is hereby amended by amending the definition of "Consolidated EBITDA" by (i) deleting the reference to "clause (r)" in the first parenthetical in such definition and inserting in lieu thereof a reference to "clause (s)", (ii) deleting the phrase "and (r)" in such definition and inserting in lieu thereof ", (r) the fees, expenses and other costs incurred in connection with the negotiation and consummation of the Second Lien Facility, including without limitation, the negotiation and consummation of any Receivables Facility and the Second Amendment, and (s)",
(iii) deleting the word "and" immediately prior to clause (vi) in such definition and inserting in lieu thereof a comma, (iv) inserting immediately after the word "charges" in clause (vi)(I) of such definition the phrase "incurred prior to the Second Amendment Effective Date" and (v) deleting in its entirety clause (vi)(II) of such definition and inserting in lieu thereof the following:

          "(II) additional nonrecurring losses and charges up to (w) $10,000,000 in the 2005 fiscal year of the Company, (x) $11,500,000 in the 2006 fiscal year of the Company, (y) $8,000,000 in the 2007 fiscal year of the Company and (z) $5,000,000 in each fiscal year of the Company thereafter, shall be excluded. provided that (a) any amount referred to above, if not excluded in the fiscal year in which it is permitted, may be carried over for exclusion in the next succeeding fiscal year and (b) any amount excluded during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.".

               (d) Subsection 1.1 of the Credit Agreement is hereby amended by adding in the definition of "Contingent Obligation" (i) immediately prior to the word "endorsements" a reference to "(i)" and (ii) at the end of the first sentence of such definition, the phrase "or (ii) guaranties by the Company or any Subsidiary of the Company that are deemed for purposes of GAAP and for purposes of this Agreement to be Financing Leases of the Company or any such Subsidiary, as the case may be, so long as such Financing Leases are permitted to be incurred by the Company or any such Subsidiary, as the case may be, under this Agreement".

               (e) Subsection 1.1 of the Credit Agreement is hereby amended by adding in the definition of "Credit Documents" immediately after the term "the Mortgages" in such definition ", the Intercreditor Agreement".

               (f) Subsection 1.1 of the Credit Agreement is hereby amended by deleting in its entirety clause (b) of the definition of "Net Proceeds" and inserting in lieu thereof "(b) any Asset Sale;".

               3.2 Amendment to Subsection 3.4. Subsection 3.4(a) of the Credit Agreement is hereby amended by adding at the end of such subsection the following:

          "Notwithstanding anything to the contrary contained in this Agreement, on and after the Second Amendment Effective Date (x) the Borrower shall not request, and the Swing Line Lender shall not make, Swing Line Loans and (y) the Swing Line Commitment of the Swing Line Lender, and the obligation of each Revolving Credit Lender to participate in Swing Line Loans, shall terminate.".

               3.3 Amendments to Subsection 5.4.


               (a) Subsection 5.4(c)(iii) of the Credit Agreement is hereby amended by deleting in its entirety such subsection and inserting in lieu thereof the following:

               "(iii) If, subsequent to the Second Amendment Effective Date, Holdings or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, (x) with respect to the first $40,000,000 of the aggregate Net Proceeds from any such Asset Sales, 50% of such Net Proceeds and (y) with respect to the aggregate Net Proceeds from any such Asset Sales in excess of $40,000,000, 100% of such Net Proceeds, shall promptly, and in any event within two Business Days after the date of receipt, be delivered to the Administrative Agent to be applied by it, subject to clause (vii) of this subsection 5.4(c), to the prepayment of the Term Loans as set forth in clause (vi) of this subsection 5.4(c), provided, however, if all or any portion of such Net Proceeds which are retained by Holdings or any Subsidiary thereof pursuant to this paragraph (iii) are not applied within the time period after receipt thereof such that a prepayment under any Permanent Subordinated Debt shall be required, then such Net Proceeds shall be delivered to the Administrative Agent on the date occurring one Business Day prior to the date that such prepayment would be required under such Permanent Subordinated Debt to be applied by it, subject to clause (vii) of this subsection 5.4(c), to the prepayment of the Term Loans as set forth in clause (vi) of this subsection 5.4(c).".

               (b) Subsection 5.4(c)(iv) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof "(iv) [Intentionally Omitted].".

               (c) Subsection 5.4 of the Credit Agreement is hereby amended by adding immediately after paragraph (c)(vii) in such subsection the following:

               "(viii) At least $91,700,000 of the Net Proceeds of the Second Lien Facility shall on the Second Amendment Effective Date be delivered to the Administrative Agent to be applied by it, first, to prepay the Term Loans in an aggregate amount of not less than $65,000,000 with such prepayment being applied to the remaining installments of the Term Loans in direct order of maturity and, second, to prepay the outstanding Revolving Credit Loans in an aggregate amount of not less than $26,700,000 without reducing permanently the Revolving Credit Commitments. Any remaining proceeds may be retained by the Company to pay fees and expenses related to the negotiation and consummation of the Second Lien Facility, a Receivables Facility and the Second Amendment or for general corporate purposes of the Company and its Subsidiaries.".

               3.4 Amendment to Subsection 7.2. Subsection 7.2 of the Credit Agreement is hereby amended by adding immediately after paragraph (b) in such subsection the following:

               "(c) Receivables Facility Availability. In the case of a borrowing of Revolving Credit Loans only, availability on such Borrowing Date under all Receivables Facilities shall not exceed $500,000.

               (d) Available Cash. In the case of a borrowing of Revolving Credit Loans only, (i) the amount of Available Cash, after giving effect to the making of such Revolving Credit Loan and the immediate use of the proceeds thereof for general corporate purposes of the Company and its Subsidiaries, shall not exceed $7,500,000 and (ii) the proceeds of such Revolving Credit Loans are required to make expenditures for general corporate purposes of the Company and its Subsidiaries within three Business Days after the making of such Revolving Credit Loans.

               (e) Officer's Certificate. In the case of a borrowing of Revolving Credit Loans only, the Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying that the foregoing conditions contained in clauses (a) through (d) above shall have been satisfied as of such Borrowing Date.".

               3.5 Amendment to Subsection 8.1. Subsection 8.1(d) of the Credit Agreement is hereby amended by (a) deleting in their entireties clauses (x) and
(y) in such subsection and substituting in lieu thereof "the computations of (x) Capital Expenditures as of the last day of the fiscal period covered by such financial statements and (y) the ratios or Consolidated EBITDA, as applicable, as of such last day for the respective period being tested pursuant to subsections 9.9, 9.10 and 9.20".

               3.6 Amendments to Subsection 8.2.

               (a) Subsection 8.2(a) of the Credit Agreement is hereby amended by deleting the phrase "and 9.5 through 9.12" in such subsection and inserting in lieu there of ", 9.5 through 9.12 and 9.20".

               (b) Subsection 8.2(b) of the Credit Agreement is hereby amended by deleting the phrase "and subsections 9.6 through 9.11" in clause (iv) in such subsection and inserting in lieu thereof ", subsections 9.6 through 9.11 and subsection 9.20".

               3.7 Amendments to Subsection 9.1.

               (a) Subsection 9.1(c) of the Credit Agreement is hereby amended by deleting in its entirety the dollar amount "$25,000,000" in clause (iii) in such subsection and inserting in lieu thereof the dollar amount "$5,000,000".

               (b) Subsection 9.1(c) of the Credit Agreement is hereby amended by deleting the reference to "subsection 9.6(b)(iv)" in clause (v) in such subsection and inserting in lieu thereof a reference to "subsection 9.6(b)(v)".

               (c) Subsection 9.1(l) of the Credit Agreement is hereby amended by (i) inserting immediately after "Indebtedness of Foreign Subsidiaries" in such subsection "to a Person other than a Credit Party" and (ii) deleting the period at the end of such subsection and inserting in lieu thereof "; and".

          (c) Subsection 9.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (k) in such subsection and (ii) adding at the end thereof immediately after paragraph (l) in such subsection the following:

               "(m) Indebtedness under the Second Lien Facility.".

               3.8 Amendment to Subsection 9.2. Subsection 9.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of paragraph (l) in such subsection, (ii) deleting the period at the end of paragraph (l) in such subsection and inserting in lieu thereof "; and" and (iii) adding at the end thereof immediately after paragraph (m) in such subsection the following:

               "(n) Liens on the Collateral securing the Second Lien Facility.".

               3.9 Amendments to Subsection 9.3.

               (a) Subsection 9.3(c) of the Credit Agreement is hereby amended by deleting the dollar amount "$25,000,000" in clause (ii) in such subsection and inserting in lieu thereof the dollar amount "$5,000,000".

               (b) Subsection 9.3 of the Credit Agreement is hereby amended by deleting the word "and" at the end of paragraph (g) in such subsection, (ii) deleting the period at the end of paragraph (h) in such subsection and inserting in lieu thereof "; and" and (iii) adding at the end thereof immediately after paragraph (h) in such subsection the following:

               "(i) guarantees in respect of the Second Lien Facility provided by one or more Subsidiary Guarantors (which guarantees may remain in effect only so long as the respective entity remains a Subsidiary Guarantor).".

               3.10 Amendments to Subsection 9.5.

               (a) Subsection 9.5(g) of the Credit Agreement is hereby amended by deleting in its entirety such subsection and inserting in lieu thereof "(g) [Intentionally Omitted.]".

               (b) Subsection 9.5(i) of the Credit Agreement is hereby amended by deleting in its entirety the proviso in such subsection and inserting in lieu thereof ", provided that the Net Proceeds of each such sale or other disposition shall be applied in accordance with subsection 5.4(c)(iii)".

               (c) Subsection 9.5(l) of the Credit Agreement is hereby amended by adding immediately prior to the semicolon at the end of such subsection ", provided that the Net Proceeds of such sale or other disposition shall be applied in accordance with subsection 5.4(c)(iii)".

               (d) Subsection 9.5(m) of the Credit Agreement is hereby amended by deleting in its entirety the proviso in such subsection and inserting in lieu thereof ", provided that the Net Proceeds of each such sale or other disposition shall be applied in accordance with subsection 5.4(c)(iii)".

               (e) Subsection 9.5 of the Credit Agreement is hereby amended by adding immediately after paragraph (m) in such subsection the following:

               "(n) The sale of (i) all or substantially all of the assets of the Extruded Products division of the Company and (ii) the Company's facility located in Anniston, Alabama, provided that the Net Proceeds of each such sale shall be applied in accordance with subsection 5.4(c)(iii).".

               3.11 Amendments to Subsection 9.6.

               (a) Subsection 9.6(b) of the Credit Agreement is hereby amended by deleting the dollar amount "$25,000,000" in clause (iv) in such subsection and inserting in lieu thereof the dollar amount "$5,000,000".

               (b) Subsection 9.6(b) of the Credit Agreement is hereby amended by (i) deleting the second reference to "(iv)" in such subsection and inserting in lieu thereof "(v)" and (ii) deleting the reference to "subsection 9.1(c)(vi)" in clause (v) in such subsection (after giving effect to the amendment in the foregoing clause (i)) and inserting in lieu thereof a reference to "subsection 9.1(c)(v)".

               (c) Subsection 9.6(g) of the Credit Agreement is hereby amended by:

                    (i) deleting in its entirety clause (A)(i) in such subsection and inserting in lieu thereof the following:

          "(i) the amount of expenditures pursuant to this clause (g) does not exceed $10,000,000 in the aggregate, without the prior written consent of the Required Lenders"; and

                    (ii) deleting in their entireties subclauses (x) and (y) of clause (A)(iii) in such subsection other than the proviso thereto and substituting in lieu thereof the following:

          "(iii) (x) Total Secured Indebtedness as of the day of such acquisition to Consolidated EBITDA for the period of four fiscal quarters ending as at the last day of the most recently ended fiscal quarter does not exceed the maximum ratio of Total Secured Indebtedness to Consolidated EBITDA permitted as of such date pursuant to subsection 9.9 and (y) First Lien Indebtedness as of the day of such acquisition to Consolidated EBITDA for the period of four fiscal quarters ending as at the last day of the most recently ended fiscal quarter does not exceed the maximum ratio of First Lien Indebtedness to Consolidated EBITDA permitted as of such date pursuant to subsection 9.20".

               (d) Subsection 9.6(h) of the Credit Agreement is hereby amended by (i) deleting the dollar amount "$20,000,000" in such subsection and inserting in lieu thereof the dollar amount "$15,000,000" and (ii) adding immediately prior to the semicolon at the end of such subsection the following:

          "provided, further, that any such investment, loan or expenditure made under this paragraph (h) in excess of $10,000,000 shall reduce the amount of permitted Capital Expenditures under Section 9.7 for the fiscal year in which such investment, loan or expenditure is made".

               3.12 Amendment to Subsection 9.7. Subsection 9.7 of the Credit Agreement is hereby amended by deleting in its entirety such subsection and inserting in lieu thereof the following:

               "9.7 Capital Expenditures. Make or commit to make any Capital Expenditures, except that the Company and its Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base Amount") for each of the years or other periods set forth below:

YEAR OR PERIOD                        AMOUNT
--------------                     -----------
Year 2005                          $15,000,000
Calendar Year 2006                 $18,000,000
Calendar Year 2007                 $18,000,000
Calendar Year 2008                 $18,000,000
January 1, 2009 to Maturity Date   $15,000,000

          provided that (i) the amounts set forth above for any year or period shall be reduced by the amount of investments, loans or expenditures made in excess of $10,000,000 pursuant to subsection 9.6(h) during such year or period and (ii) for each period of the Company, the Base Amount set forth above shall be increased in the event any Person or assets of such Person (an "Acquired Person") is acquired as permitted herein by an amount equal to 110% of the amount of capital expenditures (determined in accordance with GAAP) of such Acquired Person for the twelve months prior to the date it was acquired ("Acquired Capital Expenditures"); provided that, with respect to the fiscal year in which such Person becomes an Acquired Person, the Base Amount shall be increased by the product of (A) the Acquired Capital Expenditures of such Acquired Person times (B) a fraction, the numerator of which is the number of days remaining in the fiscal year of the Company in which such Acquired Person was acquired and the denominator of which is 365; provided further, that, notwithstanding anything to the contrary herein, additional Capital Expenditures may be made (i) with Net

          Proceeds received in property sales or dispositions under subsections 9.5(i), (l), (m) and (n) that are not required to be applied to prepay the Loans and (ii) to the extent financed by any net cash proceeds from the issuance of Capital Stock of Holdings to, or any capital contribution to the Company by, the Investor Group or its Affiliates.".

               3.13 Amendment to Subsection 9.9. Subsection 9.9 of the Credit Agreement is hereby amended by deleting in its entirety such subsection and inserting in lieu thereof the following:

               "9.9 Maximum Secured Leverage Ratio. At the last day of any fiscal quarter set forth below, permit the ratio of Total Secured Indebtedness as of such day to Consolidated EBITDA for the four fiscal quarters ending on such day to be greater than the ratio set forth below for such fiscal quarter:

FISCAL YEAR   FISCAL QUARTER          RATIO
-----------   ------------------   -----------
2005          Second                 7.35:1.00
              Third                  6.00:1.00
              Fourth                 5.75:1.00
2006          First                  5.75:1.00
              Second                 5.50:1.00
              Third                  5.25:1.00
              Fourth                 4.50:1.00
2007          First                  4.50:1.00
              Second                 4.50:1.00
              Third                  4.00:1.00
              Fourth                 3.50:1.00
              Each Fiscal
              Quarter Thereafter   3.25:1.00".

               3.14 Amendment to Subsection 9.10. Subsection 9.10 of the Credit Agreement is hereby amended by deleting in its entirety such subsection and inserting in lieu thereof the following:

               "9.10 Minimum Consolidated EBITDA. At the last day of any fiscal quarter set forth below, permit Consolidated EBITDA as of such day for the period of four fiscal quarters ending on such day to be less than:

FISCAL YEAR   FISCAL QUARTER      AMOUNT
-----------   --------------   -----------
2005          Second           $29,600,000
              Third            $32,400,000
              Fourth           $31,800,000
2006          First            $34,500,000
              Second           $37,000,000

FISCAL YEAR     FISCAL QUARTER        AMOUNT
-----------   ------------------   -----------
              Third                $39,200,000
              Fourth               $41,800,000
2007          First                $44,600,000
              Second               $47,700,000
              Third                $51,200,000
              Fourth               $54,700,000
              Each Fiscal
              Quarter Thereafter   $54,700,000".

               3.15 Amendment to Subsection 9.12. Subsection 9.12(b) of the Credit Agreement is hereby amended by deleting in its entirety the proviso in such subsection and inserting in lieu thereof the following:

          "provided that the aggregate amount expended pursuant to this clause
          (b) shall not exceed $3,000,000 during the term of this Agreement, plus any amounts contributed to the Company as a result of resales of such repurchased shares of Capital Stock".

               3.16 Amendment to Subsection 9.17. Subsection 9.17 of the Credit Agreement is hereby amended by adding immediately prior to the phrase "unless the Required Lenders" in such subsection "other than Indebtedness under the Second Lien Facility or".

               3.17 Amendment to Subsection 9.18. Subsection 9.18 of the Credit Agreement is hereby amended by deleting in its entirety such subsection and inserting in lieu thereof the following:

               "9.18 Receivables Facility. Fail to cause to be maintained in effect at all times, through arranging extensions and replacements as necessary, Receivables Facilities in an aggregate amount of not less than $50,000,000.".

               3.18 Amendment to Section 9. Section 9 of the Credit Agreement is hereby amended by adding immediately after subsection 9.18 in such Section the following:

               "9.19 Prepayments and Amendment of Second Lien Facility Documentation. (a) Optionally prepay, retire, redeem, purchase, defease or exchange the Second Lien Facility or make any payments of principal under the Second Lien Facility upon a Change of Control or
          (b) waive, amend, supplement, modify or terminate the provisions of the Second Lien Facility other than as permitted under the Intercreditor Agreement.

               9.20 Maximum First Lien Leverage Ratio. At the last day of any fiscal quarter after the Second Amendment Effective Date, permit the ratio of First Lien Indebtedness as of such day to Consolidated EBITDA for the four fiscal quarters ending on such day to be greater than
          4.50 to 1.00".

               3.19 Amendments to Section 10.

               (a) Section 10(c) of the Credit Agreement is hereby amended by deleting the phrase "subsection 10(c) of the Holdings Guarantee" in such Section and substituting in lieu thereof "Section 10 of the Holdings Guarantee".

               (b) Section 10 of the Credit Agreement is hereby amended by (i) adding the word "or" at the end of paragraph (k) in such subsection and (ii) adding immediately after paragraph (k) in such subsection the following:

               "(l) The Lien subordination provisions of any document governing the Second Lien Facility, including without limitation, the Intercreditor Agreement, shall cease for any reason to be valid or any Credit Party or any of its Subsidiaries shall so assert in writing.".

               3.20 Amendment to Subsection 12.15. Subsection 12.15(a) of the Credit Agreement is hereby amended by adding immediately prior to the period at the end of such subsection the following:

          ", provided, however, that on and after the Second Amendment Effective Date, the Company shall not pay (but shall accrue) any management fees under this clause (a) if, on the date such fees are due and payable either (i) any Revolving Credit Loans are outstanding or (ii) the sum of (x) the domestic cash and Cash Equivalent balances without encumbrances (other than Liens permitted pursuant to subsection 9.2(f) or subsection 9.2(n)) of the Company and the Subsidiary Guarantors on such date, plus (y) availability under all Receivables Facilities, plus (z) the Available Revolving Credit Commitments, is less than $35,000,000.".

               3.21 Amendments to Holdings Guarantee. Section 10(a) of the Holdings Guarantee is hereby amended by (i) deleting the word "and" immediately prior to clause (ii) in such Section and inserting in lieu thereof a comma and
(ii) adding immediately after clause (ii) in such Section the following:

          ", (iii) Indebtedness under the Credit Documents and (iv) Indebtedness under the Second Lien Facility".

               3.22 Intercreditor Agreement. By their execution of this Amendment, the Required Lenders hereby authorize the Administrative Agent, on behalf of the Lenders, to execute and deliver the Intercreditor Agreement, in the form attached hereto as Exhibit A (the "Intercreditor Agreement").

          SECTION 4. CONDITIONS PRECEDENT.

               4.1 Effective Date. This Amendment shall become effective as of the date first set forth above (the "Amendment Effective Date") following the date on which all of the following conditions have been satisfied or waived:

               (a) Execution and Delivery. The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Company and the Guarantors and (ii) the Required Lenders;

               (b) Fees and Expenses. The Administrative Agent shall have received (i) for the account of each Lender entitled thereto, an amendment fee in an amount equal to 0.25% on the sum of (x) such Lender's outstanding Revolving Credit Commitment plus (y) such Lender's outstanding Term Loans, in each case calculated as of the Amendment Effective Date (after giving effect to the prepayment of the Term Loans from the proceeds of the Second Lien Facility contemplated by this Amendment), but such fees shall be payable (A) only to each Lender that has delivered (including by way of facsimile or electronic mail) its executed signature page to this Amendment to the attention of Lauren Gee, of Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, New York 10017, telecopy number 212-455-2502, email lgee@stblaw.com at or prior to 8:00 P.M., New York time, on May 5, 2005, and (B) only if the Company and the Subsidiary Guarantors execute this Amendment and (ii) all fees and accrued expenses of the Administrative Agent required to be paid by the Company, including without limitation, the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP and Alvarez & Marsal (provided that the Company's obligations with respect to the fees, disbursements and other charges of Alvarez & Marsal shall be limited as set forth in their engagement letter, dated March 10, 2005);

               (c) After giving effect to this Amendment, there shall be no Default or Event of Default;

               (d) The Second Lien Facility shall have been consummated pursuant to documentation substantially consistent with the Second Lien Facility Commitment Letter and the term sheet attached thereto, the Intercreditor Agreement shall be in form and substance satisfactory to the Required Lenders, and the proceeds of the Second Lien Facility shall have been applied to prepay the Loans in the manner set forth in this Amendment; and

               (e) The Administrative Agent shall have received the financial statements and related materials required by subsection 8.1(a) of the Credit Agreement in respect of the fiscal year ending December 31, 2004, subsection 8.1(b) of the Credit Agreement in respect of the fiscal quarter ending March 31, 2005 and subsection 8.2(b) of the Credit Agreement in respect of the fiscal year ending December 31, 2004 and the fiscal quarter ending March 31, 2005.

               4.2 Change in Pricing. The amendment to the definition of Applicable Margin shall be effective for the period commencing on the Amendment Effective Date, and interest and fees payable in respect of any period prior thereto, whether due or paid prior thereto or thereafter, shall be computed based on the Credit Agreement as in effect prior to this Amendment.

          SECTION 5. VALIDITY OF OBLIGATIONS AND LIENS

               5.1 Validity of Obligations. Each Credit Party acknowledges and agrees that (a) such Credit Party is truly and justly indebted to the Lenders and the

Administrative Agent for the Obligations (as defined in the Collateral Agreement), without defense, counterclaim or offset of any kind, and such Credit Party ratifies and reaffirms the validity, enforceability and binding nature of such Obligations and (b) such Credit Party has no claim, right or cause of action of any kind against any Lender, the Administrative Agent or any of such Lender's or the Administrative Agent's present or former subsidiaries, Affiliates, officers, directors, employees, attorneys or other representatives or agents in connection with the Obligations, the Credit Agreement and the other Credit Documents, or the transactions contemplated hereby or thereby.

               5.2 Collateral. Each Credit Party ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to secure any of the Obligations by such Credit Party to the Administrative Agent, for the benefit of the Lenders, pursuant to the Security Documents to which such Credit Party is a party. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, pursuant to the Security Documents to which such Credit Party is a party, the Obligations are secured by liens on and security interests in all of such Credit Party's assets to the extent required by the Security Documents.

          SECTION 6. GENERAL.

               6.1 Representations and Warranties.

               (a) In order to induce the Agents and the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agents, the Arrangers and the Lenders that after giving effect to this Amendment, the representations and warranties of the Company contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Amendment Effective Date (after giving effect hereto) as if made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that (x) all references to the "Credit Agreement" in any Credit Document shall be and are deemed to mean the Credit Agreement as amended hereby and (y) Section 6.2 of the Credit Agreement shall be deemed to refer to December 31, 2004 rather than December 31, 2003 for all purposes of this Second Amendment and the Credit Agreement on and after the Amendment Effective Date.

               (b) In order to induce the Agents and the Lenders to enter into this Amendment, the Company hereby represents and warrants to the Agents, the Arrangers and the Lenders that each of the Company and the Guarantors has all necessary corporate power and authority to execute and deliver this Amendment; the execution and delivery by each such party of this Amendment have been duly authorized by all necessary corporate action on its part; and this Amendment has been duly executed and delivered by each such party and constitute each such party's legal, valid and binding obligation, enforceable in accordance with its terms.

               6.2 Notice of Effectiveness. The Administrative Agent shall promptly advise the Lenders and the Company that this Amendment has become effective and of the Amendment Effective Date.

               6.3 APPLICABLE LAW AND JURISDICTION. THIS AMENDMENT HAS BEEN EXECUTED AND DELIVERED IN NEW YORK, NEW YORK, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               6.4 Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               6.5 Consent of Guarantors. Each of the Guarantors hereby consents to the modifications to the Credit Agreement contemplated hereby.

               6.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company and each of their respective successors and assigns, and upon the Agents and the Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender prior to the Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

               6.7 Continuing Effect. Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in any Credit Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

               6.8 Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions o, or to be taken into consideration in interpreting, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                        WERNER HOLDING CO. (DE), INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WERNER HOLDING CO. (PA), INC.,
                                        as Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WERNER CO., as Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WIP TECHNOLOGIES, INC., as Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A. (formerly
                                        known as JPMorgan Chase Bank), as
                                        Administrative Agent and as a Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [LENDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT A

                             INTERCREDITOR AGREEMENT